Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 333-239591, File No. 333-219842, File No. 333-176224 and File No. 333-150963) on Form S-8 of SIFCO Industries, Inc. of our report dated December 23, 2024, except for Note 13, as to which the date is December 22, 2025, relating to the consolidated financial statements and the financial statement schedule of SIFCO Industries, Inc., appearing in this Annual Report on Form 10-K of SIFCO Industries, Inc. for the year ended September 30, 2025.

RSM US LLP

Cleveland, Ohio
December 22, 2025

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